UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 21, 2014

ZAZA ENERGY CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-35432	45-2986089
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1301 McKinney Street, Suite 2800 Houston, Texas	77010
(Address of principal executive offices)	(Zip Code)

(713) 595-1900

(Registrant’s telephone number, including area code)

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Securities Purchase Agreement

On July 21, 2014, ZaZa Energy Corporation (“we,” “our” or the “Company”) entered into that certain Securities Purchase Agreement (the “Securities Purchase Agreement”) with Crede CG III, Ltd. (“Crede”).  Under the terms of the Securities Purchase Agreement, the Company agreed to sell and issue to Crede 6,024,097 shares of common stock of the Company, par value $0.01 (“Common Stock”), at an offering price of $0.83 per share, which was the closing price for our Common Stock on July 17, 2014, and warrants to purchase 3,614,459 shares of Common Stock with an exercise price of 1.1205 for no additional consideration.  We have also agreed to pay an investment fee of $250,000 at the closing of the transactions described in this paragraph.  We expect net proceeds of the offering, after expenses, to be approximately $4,560,000

In addition, pursuant to the Securities Purchase Agreement, Crede has agreed to purchase, and we have agreed to sell, subject to the satisfaction of certain conditions, an additional $2.5 million in Common Stock and warrants to purchase Common Stock at a second closing on terms identical to those for the initial closing except (a) the completion of the sale and the issuance of such additional shares of Common Stock and warrants shall occur on the date that is 90 days following the date of execution of the Securities Purchase Agreement, or on October 20, 2014 (or earlier at our option if our Common Stock has a closing price on the NASDAQ Capital Market at or above $0.9545 for five consecutive trading days) and (b) the price of such additional shares of Common Stock and warrants shall be determined by reference to the closing price of our Common Stock on the day prior to such additional issuance.  If such sale of additional securities were to occur, we would pay an additional investment fee of $125,000 to Crede at the second closing.

The Securities Purchase Agreement contains customary representations, warranties and covenants.  In addition, the Securities Purchase Agreement contains certain prohibitions on additional issuances of equity or equity-linked securities for 60 days after the execution of the Securities Purchase Agreement, subject to certain exceptions.  Additionally, if we issue equity or equity-linked securities within 60 to 90 days of the date of the Securities Purchase Agreement for a price less than the purchase price for the shares of Common Stock being offered by the Securities Purchase Agreement, we will be required to issue to Crede a number of additional shares of Common Stock such that Crede’s cost of Common Stock would equal such lower price.

The purchase and sale under the Securities Purchase Agreement (and of the shares issuable upon exercise or exchange of the warrants) will be registered pursuant to our shelf registration statement on Form S-3 File Number 333-192257.

Warrants

The warrants will be exercisable at any time beginning on the date of issuance until the five-year anniversary of the date of issuance.  Holders of the warrants may exercise their warrants to purchase shares of our common stock on or before the termination date by delivering an exercise notice, appropriately completed and duly signed, and payment of the exercise price for the number of shares for which the warrant is being exercised in cash.  The warrants may only be exercisable by the holder for cash in the event our common stock is trading above the exercise price for the warrants.  Upon the holder’s exercise of a warrant, we will issue the shares of common stock issuable upon exercise of the warrant within three trading days of our receipt of notice of exercise and payment of the aggregate exercise price.

If, and only if, Crede no longer owns shares of common stock, the warrants may be exercised on a cashless basis by exchanging such warrants for common stock using a negotiated Black-Scholes formula.  The negotiated Black-Scholes value is defined as the value of an option for the number of shares equal to the portion of the warrant being exchanged at the applicable exchange date as such value is determined calculated using the Black Scholes Option Pricing Model obtained from the “OV” function on Bloomberg utilizing (i) an underlying price per share equal to the closing sale price of the common stock as of the date of issuance of the warrant, (ii) a risk-free interest rate corresponding to the U.S. Treasury rate for a period equal to the remaining term of the warrant as of such exchange date, (iii) a strike price equal to the exercise price in effect at the time of the applicable exchange, (iv) an expected volatility equal to 135% and (v) a deemed remaining term of the warrant of five years (regardless of the actual remaining term of the warrant). The negotiated Black-Scholes value would only change based on changes in the risk-free interest rate corresponding to the U.S. Treasury rate for a period equal to the remaining term of the warrants at the time of an exchange, which would not be expected to materially change the negotiated Black-Scholes value.

Under certain circumstances, in the event that our common stock trades at a price that is 25% or more above the exercise price of the warrants for a period of at least 20 consecutive days (with an average daily volume equal to or greater than $500,000), we may, subject to limitations in the warrants, require the holder of the warrants to exercise the warrants for cash.

The Securities Purchase Agreement prohibits certain additional issuances of equity or equity-linked securities for 60 days following the issuance of the warrants.  If the Company issues equity or equity-linked securities within 60 to 90 days following the issuance the warrants for a price less than the exercise price, the exercise price will automatically be decreased to such lower price.  Additionally, the exercise price and the number and type of securities purchasable upon exercise of warrants are subject to adjustment upon certain corporate events, including certain combinations, consolidations, liquidations, mergers, recapitalizations, reclassifications, reorganizations, stock dividends and stock splits, a sale of all or substantially all of our assets and certain other events.

The warrants do not confer upon holders any voting or other rights as stockholders of the Company.

The foregoing description of the Securities Purchase Agreement and the warrants are not complete and are qualified in their entirety by reference to the Securities Purchase Agreement and the Form of Warrant, which are attached to this Current Report on Form 8-K as exhibits 10.1 and 4.1, respectively, and are incorporated by reference herein.

Item 7.01 Regulation FD Disclosure.

On July 21, 2014, the Company issued a press release announcing the execution of the Securities Purchase Agreement.  A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

In accordance with General Instruction B.2 of Form 8-K, the information in this Item 7.01 shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing.

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Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description

4.1	Form of Warrant issued pursuant to the Securities Purchase Agreement, dated as of July 21, 2014, by and between ZaZa Energy Corporation and Crede CG III, Ltd.
5.1	Opinion of Sidley Austin LLP.
10.1	Securities Purchase Agreement, dated as of July 21, 2014, by and between ZaZa Energy Corporation and Crede CG III, Ltd.
23.1	Consent of Sidley Austin LLP (contained in Exhibit 5.1 above).
99.1	Press release dated July 21, 2014

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 21, 2014

ZaZa Energy Corporation

By:	/s/ Todd A. Brooks
Todd A. Brooks
President and Chief Executive Officer

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EXHIBIT INDEX

Exhibit No.	Description

4.1	Form of Warrant issued pursuant to the Securities Purchase Agreement, dated as of July 21, 2014, by and between ZaZa Energy Corporation and Crede CG III, Ltd.
5.1	Opinion of Sidley Austin LLP.
10.1	Securities Purchase Agreement, dated as of July 21, 2014, by and between ZaZa Energy Corporation and Crede CG III, Ltd.
23.1	Consent of Sidley Austin LLP (contained in Exhibit 5.1 above).
99.1	Press release dated July 21, 2014